EXHIBIT 10.6

                          EQUIPMENT PURCHASE AGREEMENT

     THIS EQUIPMENT PURCHASE AGREEMENT is made as of May 14, 2001 (the "Effective Date") by and between PAN READY FOODS, INC., a California corporation ("Seller") and ARMANINO FOODS OF DISTINCTION, INC., a Colorado corporation ("Buyer"), with reference to the following facts:

                                   RECITALS:

     A. Seller owns certain equipment that manufactures meat and poultry products described on Exhibit A, attached hereto (the "Equipment").

     B. Seller desires to sell the Equipment to Buyer, and Buyer desires to purchase the Equipment from Seller, pursuant to the terms and conditions hereof.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   AGREEMENT:

     1. Purchase of Equipment. Seller agrees to sell and convey to Buyer and Buyer agrees to purchase from Seller, the Equipment.

     2. Purchase Price. The purchase price (the "Purchase Price") for the Equipment shall be $148,000. Seller acknowledges receipt of Buyer's refundable deposit in the amount of $50,000 (the "Deposit"). The Purchase Price, net of the Deposit, shall be paid to Seller upon the passage of title to the Equipment to Buyer.

     3. Delivery. Seller shall make the Equipment available for pick-up by Buyer FOB Seller's plant on or before July 30, 2001. Title shall pass to Buyer upon delivery of the Equipment by Seller to a carrier selected by Buyer FOB Seller's plant. Seller shall be responsible for preparing the Equipment for shipment to Buyer and for loading the Equipment on to the trucks of the carrier selected by Buyer.

     4. Warranty. Seller sells to Buyer the Equipment solely on as "as is" basis. Seller makes no warranties, either express or implied, regarding the Equipment, its merchantability or its fitness for any particular purpose.

     5. Insurance. Until title passes, Seller shall at its own expense keep the Equipment insured for such risks as Buyer may reasonably require.

     6. Title to Equipment. Seller hereby represents and warrants that it is the owner, beneficially and of record, of the Equipment, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions.

     7. Further Assurances. Each party hereto shall execute such further documents and instruments and take such further actions as are necessary, appropriate, or helpful as the other party shall reasonably request in order to carry out the purposes and intent of this Agreement.

     8. Bill of Sale. Seller shall execute and deliver to Buyer a Bill of Sale in a form acceptable to Buyer which evidences concurrently herewith Seller's conveyance and sale to Buyer of the Equipment.

     9. Taxes. Buyer shall pay all sales taxes resulting from the sale and transfer of the Equipment hereunder.

    10. Notices. All notices, requests, demands and other communications under this Agreement shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first-class mail, registered or certified, postage pre-paid addressed as follows:

          To Buyer:     Armanino Foods of Distinction
                        30588 San Antonio Street
                        Hayward, CA  94544
                        Tel: (510) 441-9300
                        Attn: Linda A. Armanino

          To Seller:    Pan Ready Foods, Inc.
                        150 Airport Blvd.
                        South San Francisco, CA  94080
                        Tel: (650) 583-7920
                        Attention:  Jeffery P. Bertelsen

Any party may change such party's address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

     11. Miscellaneous. This Agreement shall be construed and governed by the laws of the State of California.

PAN READY FOODS, INC.,
a California corporation


By:/s/ Jeffery P. Bertelsen
     Jeffery P. Bertelsen
Its: ________________________________

            "Seller"


ARMANINO FOODS OF DISTINCTION, INC.,
a Colorado corporation


By: /s/ William J. Armanino
     William J. Armanino
Its: President

            "Buyer"








Page 2




                                  EXHIBIT A

                              LICENSED EQUIPMENT

Equipment:

  Meat Preparation
  Cannon Grinder
  Screw Conveyors (2)
  Urschel Machine
  Paddle Mixer (2,000 lbs., 1,200 lbs. Product mix)
  Vemeg Buckets (10)
  Product Forming
  Bridge Meatball Former (including meatball assembly)o
  Affico Vemeg Bucket Lift Hoist
  Connection Conveyor to fryer
  Product Cooking
  Heat and Control Fryer
  Heat Exchanger
  Heat and Control Fry Clean Oil Filter Systems (with Circulation pumps Pre-Drum Oil Filter
  Oil Storage Tanks (3)
  MPO Oven #2021 (with control panels) including all Related infeed and exit conveyors from oven system
  Boiler for MPO Oven (makes steam for cooking)

Product Freezing:

  Freezing Systems Spiral Freezer and Compressor and
  Related conveyors (sized to freeze - cool 160 F cooked
  Product to core temperature of approximately 25 in 45 minute dwell time) with enclosure

Product Packaging:

  Automatic bulk and dribble scale
  Band Sealer with Date Coder
  Cleantech Handwash Sanitizer System
















                                  ASSIGNMENT

     This is an assignment from Pan Ready Foods, Inc., a California corporation, having an address of 150 Airport Boulevard, South San Francisco, CA 95080 (hereinafter "ASSIGNOR") to Armanino Foods of Distinction, a Colorado corporation having an address of 30588 San Antonio Street, Hayward, CA 94544 (hereinafter "ASSIGNEE").

     WHEREAS, ASSIGNOR and ASSIGNEE, individually and collectively, desire to transfer unto ASSIGNEE all rights, title and interest to the following, collectively referred to as the "Property":

     A. Recipes and formulas for meatballs, battered and breaded chicken patties and meat patties described in Exhibit A;

     B. Customer lists and sales history records for such customers as of the date of this Agreement previously provided to Assignee; and

     C. The recipes and formulas and customer lists and sales inventory records are hereinafter referred to as the "Property."

     NOW THEREFORE, for $1.00 and other good and valuable consideration, receipt of which is hereby acknowledged. ASSIGNOR does hereby assign unto ASSIGNEE and its successors and assigns:

     1) All rights, title and interest in and to the Property, including any and all copyrights (including applications and registrations) and trade secrets pertaining thereto.

     ASSIGNOR represents and warrants that it is the sole owner of the Property and that it is duly authorized to execute and deliver any and all documents reasonably necessary to confirm and/or perfect ASSIGNEE'S sole ownership in the Property. ASSIGNOR further represents and warrants that ASSIGNOR'S execution of this assignment will not cause ASSIGNOR to be in breach of any third party agreement.

     ASSIGNOR will maintain in strict confidence and not disclose the Property to any third party without the prior written consent of ASSIGNEE. ASSIGNOR agrees that it will not make use of the Property except to the extent necessary for ASSIGNEE'S purposes.

     IN WITNESS WHEREOF, ASSIGNOR has caused this Assignment to be executed by its officers "hereunto duly authorized on the date below wntten.

Dated: As of October 15, 2001

                                       PAN READY FOODS, INC.




                                       By:_______________________________
                                          Jeffery Bertelsen







                                   EXHIBIT A
                                      to
                        Assignment of Intellectual Property
        from Pan Ready Foods, Inc. to Arrnanino Foods of Distinction, Inc.
                          dated as of October 15, 2001

                              RECIPES AND FORMULAS

Item Code #     Brand Label Name    Product Description        Item Size    Pack Size    Formula
2536            Armanino            Beef Meatballs             1/4 oz.      36#          2563
2560            Armanino            Beef Meatballs             1/2 oz.      12/3#        2563
2862            Armanino            Beef Meatballs             2 oz.        40#          2563
2563            Armanino            Beef Meatballs             1/2 oz.      10#          X
2566            Armanino            Beef Meatballs             1 oz.        10#          2563
2567            Armanino            Beef Meatballs             1-1/2 oz.    10#          2563
5600L           Armanino            Beef Meatballs             1  oz.       12/3#        2563
2867            Togo                Beef Meatballs             1  oz.       10#          2563
2906            Armanino            Ital. Beef Meatballs       3/4 oz.      10#          X
2920            Armanino            Ital. Beef Meatballs       2 oz.        10#          2906
4800R           Armanino            Turkey/Beef Meatballs      1/2 oz.      12/1#        2845
2842            Statesman/Bay       Turkey/Beef Meatballs      1 oz.        10#          2845
2845            Statesman/Bay       Turkey/Beef Meatballs      1/2 oz.      10#          X
2562            Statesman/Bay       Br.Chx.Fried Beef Patties  4 oz.        10#          X
2564            Statesman/Bay       Br.Chx.Fried Beef Patties  3.2 oz.      10#          2564
2565            Statesman/Bay       Br.Pork Patties            4 oz.        10#          X
2800            Armanino            Br.Chx.Patties             3.2 oz.      10#          X
2860            Statesman/Bay       Br.Chx.Patties             3.2 oz.      10#          X
2820            Armanino            Br.Chx.Nuggets             10 oz.       6/10oz:10#   X
2830            Armanino            Br.Turkey Nuggest (Wh.
                                     Meat Only)                10 oz.       6/10oz:10#   X
2847            Statesman/Bay       Br.Chx Fry Pattie (w/
                                     Turkey&Beef)              4 oz.        10#          X
2810            Pan Ready           Br.Chx Cutlet (w/Turkey
                                     &Beef)                    ?                         X
2810            Pan Ready           Br.Chx Cutlet (w/Rib Meat) ?                         X
2805            Pan Ready           Br.Chx Nugget Paties       ?                         X
2807            Pan Ready           Br.Chx Nugget Paties       ?                         X
2822            Pan Ready           Br.Chx Nugget Paties       ?                         X
2865            Statesman/Bay       Br.Chx Nugget Paties       10 oz.       6/10oz:10#   X
2870            Statesman/Bay       Br.Chx Strips              1 oz.        10#          X
2832            Armanino            Br.Veal Patties (w/Beef)   4 oz.        10#          X
SAFMT(new)      Armanino            Ital. Turkey/Beef
                                      Meatballs                20 oz.       12/20 oz.    in Dev.
2840            Armanino            Veal Meatballs             3/4 oz.      10#          X
2714            Costco              Beef Meatballs (no soy)    ?                         X


NOTE:  The only methodology provided to us for all of the above recipes/formulas was on the
U.S.D.A. label approvals, if any, that we received from Pan Ready.

The following products were not Pan Ready's proprietary, nor are they Armanino's, however, we received label approvals, nutritional facts, etc. from Pan Ready and, are currently being packed under the Armanino label at this time with one exception as noted:

2850*           Armanino            Glazed Hot & Spicy Chx
                                      Wind Drmte               10#
2950            Armanino            Buf. Style Chx Wing
                                      Section                  10#
2960            Armanino            Glazed Honey BBQ Chx
                                      Wing Sec.                10#
2955            Armanino            Spicy Breaded Chx
                                      Wing Sections            10#

                              FIRST AMENDMENT TO
                          EQUIPMENT PURCHASE AGREEMENT


     THIS FIRST AMENDMENT TO EQUIPMENT PURCHASE AGREEMENT (this "Amendment") is made as of February 1, 2002 (the "Effective Date") by and between PAN READY FOODS, INC., a California corporation ("Seller") and ARMANINO FOODS OF DISTINCTION, INC., a Colorado corporation ("Buyer"), with reference to the following facts:

                                  RECITALS:

     A. Buyer and Seller entered into a Equipment Purchase Agreement dated May 14, 2001 (the "Agreement") pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to sell to Seller, certain equipment that manufactures meat and poultry products (the "Equipment"). Subsequent to the date of the Agreement, Buyer and Seller agreed to expand the list of Equipment to be sold to Buyer.

     B. The purpose of this Amendment is to reflect the amended agreement of the parties to expand the list of equipment sold to Buyer.

     NOW, THEREFORE, the parties hereto agree as follows:

                                 AGREEMENT:

     1. List of Equipment. The Equipment as described on Exhibit A to the Agreement is hereby amended as set forth on Exhibit A attached hereto. The term "Equipment" as used herein, shall mean the Equipment as listed on Exhibit A, attached hereto.

     2. Purchase Price. As a result of the additional equipment purchased, the purchase price (the "Purchase Price") for the Equipment shall be increased to $212,839.

     3. Further Assurances. Each party hereto shall execute such further documents and instruments and take such further actions as are necessary, appropriate, or helpful as the other party shall reasonably request in order to carry out the purposes and intent of this Agreement.

     4. Miscellaneous. This Agreement shall be construed and governed by the laws of the State of California.

     5. Bill of Sale. Seller and Buyer agree to attach the list of Equipment set forth in Exhibit A, to the Bill of Sale previously delivered to Buyer by Seller.

     6. Full Force and Effect. In all other respects the Agreement will remain in full force and effect except as amended by this Amendment.












Page 1


PAN READY FOODS, INC.,
a California corporation


By: /s/ Jeffery P. Bertelsen
     Jeffery P. Bertelsen
Its: ________________________________


               "Seller"

ARMANINO FOODS OF DISTINCTION, INC.,
a Colorado corporation


By: /s/ William J. Armanino
    William J.  Armanino
Its:  President

               "Buyer"